UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 24, 2005
INTER-TEL, INCORPORATED
(Exact Name of Registrant as specified in charter)
Commission File Number 0-10211

Arizona	86-0220994
(State or other jurisdiction of incorporation)	I.R.S. Employer Identification Number

1615 S. 52ND Street
Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 449-8900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     The following information is being furnished pursuant to Item 2.02 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
     On October 24, 2005, Inter-Tel, Incorporated (the “Company”) issued a press release announcing financial results for the third fiscal quarter ended September 30, 2005 and comparing such results with the results for the third fiscal quarter ended September 30, 2004.
Use of Non-GAAP Financial Information
Acquisition of Ireland subsidiaries (“Lake acquisition”) and write-off of In-Process Research and Development costs. The 2005 nine months ended September 30, 2005 operating income included a write-off of IPRD costs of $2.6 million, which reduced net income by $2.6 million, or $0.09 per diluted share after tax. This write-off reflected the in-process research and development costs associated with the Company’s Lake acquisition in March 2005. The IPRD write-off is not deductible for income tax purposes. Also provided are the operating results of our acquired Lake operations for the third quarter and nine months ended September 30, 2005. These non-GAAP condensed consolidated statements of operations are provided to enhance overall understanding of our current financial performance and how we view our operating results. The presentation of this non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies.
Legal judgment, legal settlement and related legal costs. As disclosed in August 2005, a jury rendered a verdict against Inter-Tel in the net amount of approximately $7.4 million in a trial in Florida. Although the Company is appealing the verdict, the Company has accrued the net verdict amount, plus legal costs incurred in the third quarter. Should the Company be successful or unsuccessful in the appeals process, these costs may be adjusted in the future. The Company also reached a separate settlement in another legal matter during the third quarter in connection with a longstanding dispute with a third-party vendor and customer. The total for the judgment, the net settlement, and legal fees incurred for both items during the third quarter is $10.4 million. GAAP pre-tax costs associated with this item in the consolidated statements of income totaled $10.4 million ($0.26 per diluted share after taxes) during the quarter ended September 30, 2005.
     A copy of the press release is hereby furnished as Exhibit 99.1 and is incorporated herein by reference.
Item 5.02 (b). Departure of Directors or Principal Officers.
     On October 24, 2005, the Company issued a press release announcing the retirement of long-time Board member, Dr. C. Roland Haden. The retirement is to be effective November 1, 2005.
     A copy of the press release is hereby furnished as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
The following Exhibit is furnished as part of this report:

Exhibit 99.1	Press release dated October 24, 2005 announcing results for the third fiscal quarter ended September 30, 2005, comparing such results with the results for the third fiscal quarter ended September 30, 2004, and announcing the retirement of a member of the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL, INCORPORATED

Dated: October 24, 2005	By:	/s/ Kurt R. Kneip

Kurt R. Kneip Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number
99.1	Press release dated October 24, 2005 announcing results for the third fiscal quarter ended September 30, 2005, comparing such results with the results for the third fiscal quarter ended September 30, 2004, and announcing the retirement of a member of the Board of Directors.